Exhibit 99.01

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending December 31, 2009

I.                                         Introduction and Summary

A.                                    Introduction

This quarterly report is submitted by South Carolina Electric & Gas Company (“SCE&G” or “Company”) to the Public Service Commission of South Carolina (the “Commission”) and the South Carolina Office of Regulatory Staff (“ORS”).  It is submitted in satisfaction of the requirements of S.C. Code Ann. § 58-33-277 (Supp. 2009) and the terms of Commission Order No. 2009-104A.  The report provides updated information concerning the status of construction of V. C. Summer Nuclear Station Units 2 & 3 (the “Units”) and updates the capital cost and construction schedules for the Units as approved in Order No. 2009-104A.  Order No. 2009-104A is the base load review order related to the Units that was issued by the Commission on February 27, 2009.  The Commission approved updated capital cost schedules and construction milestone schedules for the Units in Order No. 2010-12.

B.                                    Structure of Report and Appendices

The current reporting period is the quarter ending December 31, 2009.  The report is divided into the following sections:

Section I:                                            Introduction and Summary;

Section II:                                          Progress of Construction of the Units;

Section III:                                      Anticipated Construction Schedules;

Section IV:                                      Schedules of the Capital Costs Incurred Including Updates to the Information Required by S.C. Code Ann. § 58-33-270(B)(6) (the inflation indices);

Section V:                                          Updated Schedule of Anticipated Capital Costs; and

Section VI:                                      Conclusion.

Appendices 1, 2, and 4 to this report contain detailed financial, milestone and other information updating the schedules approved by the Commission in Order No.

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2010-12.  For reference purposes, Appendix 3 provides a copy of the approved capital cost schedule for the project without adjustments in the form approved in Order No. 2010-12.

A confidential and a public version of this report and its attachments are being provided.  All cost information presented reflects only SCE&G’s share of the project’s cost.

As indicated below, construction of Units 2 & 3 is proceeding in full compliance with the cost and schedule forecasts approved by the Commission, as updated.

C.                                    Construction Schedule and Milestones

As the report indicates, the Company has met all current milestones approved by the Commission in Order No. 2010-12, as adjusted pursuant to contingencies authorized in Order No. 2009-104A.  There are 146 separate milestones. Of these, 44 have been completed as of December 31, 2009.  Since the last quarterly report, the expected quarterly completion dates of 23 milestones have changed.  Of these, 18 have been accelerated and five (5) have been delayed for between one and five months.

D.                                    Construction Costs and Cost Forecasts

As this report indicates, the Company is on track to complete the Units at the construction cost forecast of $4.5 billion in 2007 dollars, net of Allowance for Funds Used During Construction (“AFUDC”), as approved in Order No. 2009-104A.

In Order No. 2009-104A, the Commission recognized that forecasts of AFUDC expense and escalation would vary over the course of the project and required those forecasts to be updated with each quarterly report.  As Chart A below shows the forecasted construction cost for the project in 2007 dollars is unchanged.  An increase in the AFUDC rate ($53.3 million) which is partially offset by a reduction in escalation rates ($17.3 million) has increased the gross construction cost forecast of the units by $36 million or 0.6% compared to the forecast provided in the quarterly report for the quarter ending September 30, 2009.

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Chart A: Reconciliation of Capital Cost ($000)

Forecast Item	Projected 12/31/09 @ Five-Year Average Escalation Rates	Projected 9/30/09 @ Five-Year Average Escalation Rates	Change
Gross Construction	$6,299,533	$6,263,493	$36,040
Less: AFUDC	$333,291	$279,935	$53,356
Total Project Cash Flow	$5,966,242	$5,983,558	$(17,316)
Less: Escalation	$1,431,495	$1,448,811	$(17,316)
Capital Cost, 2007 Dollars	$4,534,747	$4,534,747	$0

Chart B compares the current forecast of gross construction costs, including escalation and AFUDC, to the forecast presented by the Company in Docket 2009-293-E.  This chart shows that, while the cost of the plant in 2007 dollars remains at the approved $4.5 billion level, the gross construction cost including escalation and AFUDC is $576 million below the revised schedule forecast.  The reduction in the construction cost forecast is due to the changes in forecasted escalation when netted against other changes as discussed more fully below.

Chart B: Reconciliation of Capital Cost ($000)

Forecast Item	Projected @ 12/31/2009 (Five-Year Average Rates)	As Forecasted Or Approved In Order 2010-12	Change
Gross Construction	$6,299,533	$6,875,315	$(575,782)
Less: AFUDC	$333,291	$315,739	$17,552
Total Project Cash Flow	$5,966,242	$6,559,576	$(593,334)
Less: Escalation	$1,431,495	$2,024,829	$(593,334)
Capital Cost, 2007 Dollars	$4,534,747	$4,534,747	$0

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E.                                      Escalation Rates

As provided in Order No. 2009-104A, the most current 12-month inflation indices are used to project costs occurring in the 12 month period after the date of each quarterly report.  Five-year average rates are used to project costs more than 12 months beyond the date of each report.  As a result, with each quarterly filing, the costs for one quarter shift from being forecasted using the five-year indices to being forecasted using the 12-month indices.

As shown on Appendix 4, utility construction costs were at historically high levels during the period 2005-2008, and since then have begun to drop.  Current escalation rates are at historical lows.  However, the current five-year averages are now closer to historical rates than they were in past periods.  Current escalation rates are shown on Chart C, below.

Chart C: Handy-Whitman Escalation Rates

July 2009 Update

Escalation Rate
HW All Steam Index:
One year rate	-2.6%
Five Year Average	5.5%
Ten Year Average	4.5%
HW All Steam/Nuclear Index:
One year rate	-2.4%
Five Year Average	5.6%
Ten Year Average	4.6%
HW All Transmission Plant Index
One year rate	-6.0%
Five Year Average	5.5%
Ten Year Average	4.7%

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For supplemental analysis purposes, the Company has recomputed project cash flow, net of AFUDC, using both the one-year escalation rates and ten-year escalation rates.  As shown on Chart D below, the use of the ten-year rates generates results that are much more comparable to the results generated using five-year rates than was the case in past periods.  Use of one-year rates over the long-term generates cost projections that appear unreasonably low.

Chart D: Reconciliation of Capital Cost ($000)

Forecast Item	As Forecasted Or Approved In Order 2010-12	Projected 12/31/09 @ Five-Year Average Escalation Rates	Recomputed Using One- Year Average Escalation Rates	Recomputed Using Ten- Year Average Escalation Rates
Capital Cost, 2007 Dollars	$4,534,747	$4,534,747	$4,534,747	$4,534,747
Plus: Escalation	$2,024,829	$1,431,495	$(286,543)	$1,246,524
Total Project Cash Flow	$6,559,576	$5,966,242	$4,248,204	$5,781,271
Change from Total Project Cash Flow as Forecasted in Order 2010-12	N/A	$(593,334)	$(2,311,372)	$(778,305)

F.                                      Increased AFUDC

The change in AFUDC for the project is currently projected at $17.6 million compared to the forecast contained in Docket 2009-293-E.  Consistent with Order No. 2009-104A, SCE&G computes AFUDC based on the Federal Energy Regulatory Commission (“FERC”) approved methodology as applied to the balance of Construction Work in Progress (“CWIP”) that is outstanding between rate adjustments.  SCE&G’s AFUDC rate is currently 7.10% compared to the rate of 5.87% that applied in Docket 2009-293-E.  Standing alone, this increase in the AFUDC rate would increase the forecasted amount of AFUDC by $55.2 million. However, lower escalation rates have reduced the forecasted project cash flows thereby reducing AFUDC by $37.6 million to produce a $17.6 million net forecasted increase in AFUDC for the project.

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G.                                    Contingency Usage and Availability

As Table E below indicates, $1.1 million of the total project contingency of $438 million in 2007 dollars was spent during the current period.  No contingency had been used in prior reporting periods.  As discussed in more detail below, this $1.1 million reflects additional costs in 2009 associated with Change Order No. 2 for the project, and the recalculation of owner’s costs.  The $1.1 million in contingency used in 2009 represents approximately 2.9% of the total 2009 contingency pool of $37.9 million and approximately 0.25% of the total contingency pool for the project of $438 million.

Chart E: Contingency Usage in 2007 Dollars ($000)

Item	As of 12/31/2009	As Approved Order 2009-104A	Change
Total Project Contingency	$438,293	$438,293	$0
Cumulative Contingency to Date (Col. 1: Actual; Col. 2: Approved, year end)	$1,057	$37,858	$(36,801)
Project Contingency Remaining	$437,236	$400,435	$36,801
Percent of Project Contingency Remaining	99.8%	91.4%	8.4%

As shown in more detail on Appendix 2, Chart C, and as discussed below, SCE&G currently forecasts that at the close of 2018 it will have used a cumulative total of $67.5 million of the $438 million contingency fund, in current dollars, to cover the increased escalation costs associated with project schedule changes and changes in base costs for the project.  Of this $67.5 million amount, $64.2 million represents forecasted changes in base costs for the project and the remaining $3.3 million represents forecasted changes related to escalation as a result of shifts in the timing of expenses.  The $64.2 million in contingency funds currently forecasted to be used to cover increases in base costs of the project represent approximately 1.4% of the total unescalated project cost.

H.                                    Compliance with the Commission Approved Cumulative Project Cash Flow Target

Order No. 2009-104A established the Cumulative Project Cash Flow, listed on Exhibit F to the Combined Application, as the target for measuring the compliance of the project with the cost-related terms of that order.  Order No. 2010-12 updated Exhibit F to

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conform to the Performance Management Baseline Schedule provided by Westinghouse/Shaw on April 1, 2009.  Order No. 2009-104A provided that the applicable Cumulative Project Cash Flow target would be adjusted with each quarterly report to reflect updated escalation data and any use by the Company of the cost-related contingencies that the Commission approved in Order No. 2009-104A.

Appendix 2, Chart A provides the Cumulative Project Cash Flow target updated for current escalation data as of December 31, 2009 and the current cumulative cash flow schedules for the project.  The cash flow data for the last six months of 2009 are based on the most recently available inflation indices which for purposes of this report are indices that are current through June 30, 2009.  When actual indices for the period June 30, 2009-December 31, 2009 become available, the 2009 cash flow data for the categories that are subject to indexed escalation will be revised to reflect the actual escalation rates.

Appendix 2, Chart B compares the approved Cumulative Project Cash Flow target to the current cumulative cash flow schedules for the project, which include actual costs where available and SCE&G’s working forecasts of annual cash flows for future years.  Appendix 2, Chart B, shows that after all adjustments discussed in this report the project ended 2009 on budget, with a minimal surplus of approximately $64,000 due to timing differences in costs.  In addition, the figures presented on Appendix 2, Chart B and Chart C for 2009 have been adjusted to reflect timing differences between the billing methodology under the EPC Contract and the calculation of the escalated cash flow targets under Order 2009-104A.  Under the EPC Contract, for periods where actual escalation rates are not available, Westinghouse/Shaw bills SCE&G based on a rolling 2-year average of the applicable Handy-Whitman rate and provides adjustments in the following year to reflect the actual rate when it is known.  The effect of the adjustment made to Appendix 2, Chart B is to offset this timing difference related to Westinghouse/Shaw’s approach to estimated billings and credits.  The adjustment applies only to amounts billed to the project during the last six months of 2009 in those EPC cost categories that are subject to indexed escalation.  As shown on Appendix 2, Chart B, the total amount of the resulting adjustment for 2009 was $9.7 million.  The 2009 expenditure number also reflects the carry-forward of $6 million of costs that were unspent in 2009 but are expected to be spent in future years.

Appendix 2, Chart B shows that due to the effects of timing, the project cash flow in the period 2010-2018 will vary within a range of $12.8 million above to $12.5 million below target in each year.  As shown on Appendix 2, Chart B, the cumulative use of contingency to cover changes in escalation due to these timing variances is $3.3 million over the life of the project.  In no year does the cumulative use of contingency to cover timing differences exceed $23 million.  The current forecast also shows that the total use of contingency to cover both escalation-related costs increases and changes in base cost estimates will be $67.5 million or 1.5% of the total project commitment.

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The projected cash flow figures presented here are in current dollars.  The contingency figures are presented in 2007 dollars before escalation.

II.                                     Progress of Construction of the Units

Construction of the project is progressing on schedule to meet the Unit 2 & 3 Substantial Completion dates of April 1, 2016 and January 1, 2019, respectively.  A summary of the status of the project is addressed in Section II.A-Section II.G below.

A.                                    Licensing and Permitting Update

1.                                      The Combined Operating License Application (COLA)

The COLA review process continues.  The current construction schedule is based on the Nuclear Regulatory Commission (NRC) issuing a Combined Operating License (COL) for the Units no later than July 1, 2011.  Westinghouse (WEC) is expected to submit the shield building technical report to the NRC and to complete testing of the new design for that building in the next 45-60 days.  As mentioned in the prior quarterly report, after the test results are accepted by the NRC, Westinghouse intends to file with the NRC a Design Control Document (DCD) revision, DCD Revision 18. DCD Revision18 will incorporate all of the responses to NRC questions and all of the updates to design matters that have been requested as part of the COLA review process and that are not part of prior amendments.  In light of its assessment of the anticipated schedule for review and approval of DCD Revision 18, SCE&G currently believes that the COL for Units 2 & 3 will be issued in late 2011 or early 2012.  This schedule for the issuance of the COL would impact certain aspects of the construction schedule for the Units.  However, SCE&G and Westinghouse/Shaw do not believe that a COL issuance date of late 2011 or early 2012 will adversly impact the scheduled Substantial Completion dates of Unit 2 or of Unit 3.  SCE&G will continue to carefully monitor and proactively manage this aspect of the COL schedule.  As the schedule for the filing and approval of DCD Revision 18 become better known, SCE&G and Westinghouse/Shaw will make any required revisions to the construction schedule to reflect the anticipated issuance date of the COL. SCE&G and Westinghouse/Shaw are evaluating steps that could be taken to accelerate construction if necessary and are confident that any delay in the issuance of the COL will not necessarily delay the Substantial Completion dates of the Units.  The status of the major COLA review areas is as follows:

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a)                                      Nuclear Safety Review

1)                                     The Staff of the NRC has completed its Phase 1 review to support development of the Safety Evaluation Report (SER) for the Units, which includes the COLA review and issuance of NRC Requests for Additional Information (RAIs) to SCE&G for resolution. During the Phase 2 review, SCE&G will continue to respond to NRC questions that may arise.  The Phase 2 review of the SER is intended to result in the development of the SER with no open items.

The NRC continues the SER review for the WEC DCD Revision 17 and continues dialogue with WEC in an effort to resolve NRC issues.  Currently, the three primary issues are as follows: (1) concerns with the design of the Reactor Shield Building which includes steel cladding technology to address aircraft impact; (2) containment sump issues; and (3) Piping Design Analysis Criteria (DAC).  These issues are currently progressing with the NRC review; however, unresolved items remain with each.  WEC, SCE&G and the industry are working with the NRC to resolve the open items associated with the NRC approval of DCD Revision 17.  On April 3, 2009, the NRC issued a letter on the DCD Revision 17 review and approval schedule.  The current NRC schedule shows a December 2010 final SER with an August 2011 final rule making.  This final rule making is a prerequisite for the COLA approval and does not support the COLA approval date for the Units.  WEC continues to work closely with the NRC to address schedule concerns.  WEC has agreed to a series of measures that should accelerate the review schedule or assist in minimizing the impact of any delay on the project schedule.  In addition, SCE&G is preparing contingency plans that should allow it to accelerate the construction schedule to absorb a delay in the issuance of a COL if there is any.  SCE&G believes that reasonable and feasible means are available to accelerate the schedule if necessary.  SCE&G is closely monitoring the DCD Revision 17 review process because of its potential impact on the schedule for the review and approval of the COLA for the Units.  SCE&G has identified the status of the review and approval of DCD Revision 17 as a focus area for on-going monitoring and attention to ensure that WEC does what is required to obtain the necessary approvals on a timely basis.  A summary of the three primary issues is as follows:

(1)  On October 15, 2009, the NRC issued documentation to Westinghouse stating that the proposed design of the shield building for the AP1000 plant will require additional analysis and testing or actual design modifications to ensure compliance with NRC requirements.  In DCD Revision 17, Westinghouse proposed an improved design for the shield building for which design codes or standards do not exist in the U.S.  It is not unusual for the regulator to require more “proof of concept” where the design is ahead of corresponding codes.  WEC has already begun to address certain portions of NRC’s concerns and has assured SCE&G that

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it has committed the resources necessary to address the NRC’s concerns both quickly and definitively.

(2)  The NRC has raised concerns related to the functioning of the Sump located at the base of the Containment structure.  The function of the Sump is to collect water that can be recirculated for cooling purposes within the Containment structure.  The NRC’s concerns relate to the ability of the Sump to function effectively when debris in the form of piping insulation is present in the water being recirculated.  WEC has established a path forward to successfully resolve the Containment Sump issues with the NRC.  To facilitate the COLA review, WEC has changed the screen area design and the debris limits in the Containment structure to meet the NRC requirements.  WEC plans to subsequently complete a design analysis establishing an allowable pressure differential across the fuel assemblies which would permit the screen area and debris limits to be restored to the initial design.

(3)  In an effort to resolve the DAC issue, WEC and the NRC have agreed that WEC will perform representative piping analyses by the end of February 2010 and incorporate these piping analyses into DCD Revision 18.  The remainder of the piping analyses will be captured in the DAC.  It is planned that the DAC would essentially be a checklist of the piping packages that need to be completed. The activities, completion dates and piping assumptions have been agreed upon by the NRC for inclusion within DCD Revision 18.

b)                                      Environmental Review (ER)

In July 2009, the NRC completed the Phase I scoping of the Environmental Impact Statement (EIS) for the Units. All ER RAIs and follow-up questions have been answered.  The NRC plans to issue the draft EIS by March 2010 and the Final EIS in February 2011.  This schedule supports the timely issuance of a COL for the Units.

c)                                      Legal Review

As noted previously, several parties sought to intervene to raise issues before the Atomic Safety Licensing Board (ASLB) in its review of SCE&G’s COLA.  Under NRC Rules, these potential intervenors were required to demonstrate standing and to list their specific contentions in opposition to the COLA.  To be admitted, contentions must meet relevance and factual support standards.  On February 18, 2009, the ASLB dismissed all potential intervenors either because their contentions were deemed not to be admissible, or because they lacked standing.  The intervenors’ appealed the ASLB decision to the NRC.

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On January 7, 2010, the NRC issued a ruling that affirmed the ASLB’s decision except as to two matters:  First, the NRC granted standing to the Friends of the Earth which had been denied.  Second, the NRC required the ASLB to review on a factual basis the intervenors’ contention related to Demand Side Management (DSM) programs.  The intervenors contended that SCE&G had undervalued the contribution that DSM programs could make to reduce the need for power from the Units.  (DSM programs are programs that promote energy efficiency and load management within the Company’s customer groups.)

In rejecting the intervenors’ DSM challenge, the ASLB had relied on a 2005 NRC decision holding that DSM matters were not relevant to the need for power determination in nuclear licensing.  In its January 7, 2010 decision, the NRC ruled that the 2005 decision should not have been relied upon as the sole basis for disallowing the DSM contention because the applicant in the earlier case was the owner/operator of a merchant plant with no means for undertaking any meaningful DSM programs.  As a result, in this proceeding the NRC directed the ASLB to reconsider the intervenors’ DSM contention on the facts.  The NRC did not express any view on the merits of the intervenors’ DSM contentions or on the factual record before the ASLB regarding DSM. The NRC also ruled that if the ASLB decided that the DSM contention should be admitted and litigated, elements of two other related contentions should be reviewed for potential admission, based on the admission of the DSM contention.

The ASLB has not yet taken any action in response to the NRC’s order. SCE&G believes that there is ample factual material in the existing record of the proceeding to support the ASLB’s rejection of the intervenors’ DSM contentions without reference to the 2005 NRC decision.  Nonetheless, the ASLB may ask for additional input from the participants before proceeding further and SCE&G is prepared to supply additional information on this contention.  The additional review of the intervenors’ DSM contention is not anticipated to have any impact on the schedule for issuance of a COL for the Units.

2.                                      Other Permits

a)                                      DHEC Storm Water Permits

South Carolina Department of Health and Environmental Control (SCDHEC) approved the Phase 7A Storm Water Pollution Prevention Permit (SWPPP) for the Offsite Water System.

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b)                                      Corps of Engineers Wetlands Permit

SCE&G continues to interface with the Army Corps of Engineers (ACOE) on the ACOE 404 (wetlands) permit and plans to submit the draft permit in early 2010. The ACOE has taken the position that they will not issue a wetlands permit, to include a phased permitting approach, prior to the NRC issuance of the Final EIS. To comply with the ACOE position, Westinghouse/Shaw is finalizing a work-around plan that will not disturb the wetlands in the Cooling Tower area until the Final EIS is approved and the required wetlands permit is issued.  This plan will be technically feasible and will allow construction to proceed within the applicable milestone schedule and financial contingencies.

3.                                            Appeals of Order No. 2009-104A

In May 2009, two intervenors appealed the Commission’s Order No. 2009-104A to the South Carolina Supreme Court.  The oral argument in the appeal brought by Friends of the Earth has been set for March 4, 2010.  The final briefs in the appeal brought by the South Carolina Energy Users Committee are on February 25, 2009.

B.                                    Engineering Update

1.                                      Engineering Completion Status

a)                                      The Engineering Completion Status based on the completion percentage for major plant categories is as follows:

1)                                     Standard Plant Design — 81.6% complete

2)                                     Site Specific Design — 45.7% complete

3)                                     Total Design — 74.0% complete

b)                                      To date, the Engineering Completion Status as reported above reflects the work necessary to bring the design outputs to a point where they are sufficient to support procurement, and construction planning.  The project team is beginning to measure the percentage of engineering work related to standard plant design items that have resulted in drawings that are ready for construction.  Ready for construction drawings are being prepared for site specific work.  The completion of the first ready for construction standard plant drawings are at least a year away.  These anticipated dates fully support the construction schedule.

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2.                                      Standard Plant Design Activities

During the reporting period, the following standard plant design activities were conducted:

a)                                      Squib Valve design efforts continue for defining solutions for supporting the valve weight and absorbing the shock loading upon valve actuation in order to reduce the pipe loading.  Valve testing commenced in January 2010 with an estimated completion in April 2010. There is no known adverse impact on the project schedule for Units 2 and 3 from this activity.

b)                                      During the testing of the Reactor Cooling Pump (RCP) for the China AP1000 projects, the RCP exhibited a problem during coast down from full speed. Several indications were discovered that warranted a root cause analysis which was performed by WEC and the manufacturer, EMD. The corrective action effort and final testing are expected to be completed within the original test schedule. There is no known adverse impact on the project schedule for Units 2 and 3 from this activity.

c)                                      WEC maintains a system to track the design finalization schedule for major engineering categories and to flag items where design finalization is below WEC expectations.  Currently, WEC has identified several below-expectation items or areas related to activities in the categories of Valves; Piping; Mechanical Modules; and Shaw and Toshiba equipment systems.  The areas that have improved since the third quarter are Instrumentation and Controls; and Procedures.  WEC has provided to SCE&G an explanation and recovery plan for each of the below expectation items.  No adverse impacts on the Units’ Substantial Completion dates are anticipated from these items at this time.  However, this is a focus area and will be monitored closely by SCE&G.

3.                                      Site Specific Design Activities

a)                                      Shaw Engineering continues to perform Site Specific Design work to support the site grading, excavation, backfill and dewatering work. Geotechnical evaluations continue, as well as the design work in support of the permit applications.  This work is proceeding in a satisfactory manner.

b)                                      Design continues for Site Specific Systems, to include the Circulating Water System, Potable Water System, Raw Water System, and the Storm Water System.  This work is proceeding in a satisfactory manner.

c)                                      Work continues on finalizing the Heavy Lift Crane selection and the Nuclear Island excavation plan which is dependent on the crane selection.

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Issues associated with Engineering, NRC Licensing, Construction and Commercial questions are being addressed.  SCE&G is following this crane selection and backfill plan closely and considers this activity to be a focus area.

C.                                    Procurement/Fabrication Update

1.                                      Start up of the Shaw Modular Solutions (SMS) facility in Lake Charles, LA is on-going and remains on schedule.  Module fabrication planning and module fabrication also remains on schedule. SCE&G Engineering and Construction Managers visited the SMS facility in October 2009.

2.                                      SCE&G Engineering personnel participated in a Witness Point inspection on the Reactor Vessel and Steam Generator in December 2009 at the Doosan facilities in South Korea.

3.                                      SCE&G Quality Assurance and Construction personnel participated in a Witness Point inspection on the Reactor Vessel Flow Skirt in October 2009 at the Precision Custom Components facility in York, PA.

4.                                      SCE&G’s Engineering Manager participated in a supplier kickoff meeting for the Variable Frequency Drive production in December 2009 at the Siemens facility in Pittsburgh, PA.

5.                                      SCE&G Engineering personnel performed an oversight of the Circulating Water Pipe production at the Hanson facility in Palatka, FL.

D.                                    Construction Update

1.                                      Saiia Construction continues to work on the Plant Access Road from the Mayo Creek Bridge north to the area where the Units will be constructed.

2.                                      Earthwork activities continue in the areas being excavated for location of the nuclear islands, turbine buildings and other principal buildings for the Units.  Earth spoils are being removed to the spoils area at approximately 19,300 cubic yards per day. Through the end of the reporting period approximately 1,700,000 cubic yards of earth have been excavated.

3.                                      Dane Construction has completed all the concrete work on the abutment walls and piers for the Mayo Creek Bridge. The bridge girders were successfully placed in early January 2010.

4.                                      Morgan Construction is performing earthwork grading work in the new Switchyard area.

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5.                                      Spectrum Building Systems has completed the erection of the Construction Administration Building 15 and the Training and Orientation Building 23 modular buildings which are in full use.

E.                                      Training update

1.                                      The initial group of Reactor Operator Training Instructors will receive reactor operations system training in May 2010, with the second group receiving this training in September 2010. The Reactor Operator Training Instructors will receive their reactor operations simulator training in 2011 and 2012.

2.                                      The renovation of the VCS Unit 1 Nuclear Learning Center (NLC) has begun to house the AP1000 reactor operator training simulators. The current training facility at the NLC is being expanded to accommodate the two simulators for Units 2 and 3 that will arrive onsite in 2012.

F.                                      Change Control/Owners Cost Forecast Update

1.                                      Contract Amendment #1 continues to be processed to revise the language in several areas of the EPC Contract.  These revisions represent updates to the EPC Contract, such as contract language clarifications in the sections relating to Changes in the Work, changes made to the Major Equipment Supplier and Contractor exhibits and changes in the milestone payment schedules due to the Performance Management Baseline Schedule received on April 1, 2009.  There are no changes in forecasted costs related to this item.

2.                                      SCE&G continues to update its forecast of Owner’s Costs to reflect increases in the anticipated costs of project oversight and operations staffing, licensing and other items.  These changes involve forecasted costs only.  SCE&G will continue to review and update these cost projections.

3.                                      Change Order No. 2 was signed in the third quarter.  It relates to the limited scope simulator for the training of reactor operators.

4.                                      The change in cash flow forecast related to item 2 and 3 above is forecast to be $64.2 million in 2007 dollars, the largest component of which is the change in Owner’s Cost. The $64.2 million cost change is reflected in the cash flow projections contained in the exhibits to this Quarterly Report.

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G.                                    Transmission Update

1.                                      SCE&G’s Power Delivery group continues to progress with the transmission line siting process for determining the precise routes for the new VC Summer Unit 1 — Killian 230kV line and the VC Summer Unit 2 — Lake Murray #2 230kV lines.  Both of these new lines are needed to connect Unit #2 to the grid.

2.                                      The VC Summer Unit 1- Killian line is being sited in three phases; VCS-Winnsboro; Winnsboro-Blythewood; and Blythewood-Killian.  A first public workshop was held on October 29, 2009 to gain public input for the Blythewood-Killian section.  A second public workshop is expected in early March to receive public comments on proposed alternate routes for this line.  The first public workshop for the next section; Winnsboro-Blythewood, is expected to be scheduled in March.  The remaining section (VCS-Winnsboro) will occupy existing right of way and no formal workshops are planned.

3.                                      For the VC Summer Unit 2 — Lake Murray #2 230kV line, SCE&G Power Delivery expects this line route will be constructed entirely within existing rights of way.  SCE&G Power Delivery group has completed an initial inventory survey of one of its existing right of way corridors.  Power Delivery is currently evaluating the other corridors in preparation of analyzing and determining a final route for this line.

4.                                      Power Delivery has completed acquisition of additional land in St. George, South Carolina that will allow for installation of the breaker-and-a-half switchyard configuration needed to connect Unit #3 via two new VC Summer — St. George 230kV lines.  SCE&G is investigating the availability of existing rights of way which could minimize the overall siting process for the VC Summer-St. George 230kV lines.

5.                                      Shaw has awarded the new 230kV Switchyard design and construction to Pike Electric.  SCE&G Power Delivery Engineering is working with Shaw and Pike on the physical arrangement of equipment in the switchyard and the relay protection schemes.  A 30% Design Review was done in December 2009 on the 230kV Switchyard with Shaw, Pike and SCE&G.

III.                                 Anticipated Construction Schedules

As of the end of the fourth quarter of 2009, the Company and its contractors remain on schedule to complete all required milestones as adjusted pursuant to the milestone schedule contingencies approved by the Commission in Order No. 2009-104A.  Each of those adjustments is itemized in the Milestone Update section that follows.  Accordingly, the project is in compliance with the construction schedules approved by

16

the Commission in Order No. 2010-12 and with the provisions of S.C. Code Ann. § 58-33-275(A)(1).

A.                                    Construction Schedule Update

The Project Licensing and Permitting, Engineering, Procurement and Construction work remains on schedule to meet the Units 2 & 3 Substantial Completion dates. Rescheduling of the milestones is addressed in Section III.B herein.  The rescheduling of these milestones is within the approved contingencies and has no adverse impact on the Units’ Substantial Completion dates.

B.                                    Milestone Update

Attached as Appendix 1 to this quarterly report is a spreadsheet that lists and updates each of the specific milestones constituting the anticipated construction schedule for the Units pursuant to S.C. Code Ann. § 58-33-270(B)(1) and Order No. 2010-12. As indicated above, during this quarter, 18 milestones have been advanced and 5 have been delayed.  All milestones adjustments are within the scope of the milestone schedule contingency authorized by the Commission in Order No. 2009-104A. The milestone adjustments do not adversely affect the Substantial Completion dates for Units 2 and 3.

IV.                                Schedules of the Capital Costs Incurred Including Updates to the Information Required by S.C. Code Ann. § 58-33-270(B)(6) (the Inflation Indices)

The Capital Cost Update section of this report provides an update of the cumulative capital costs incurred and forecasted to be incurred in completing the project.  These costs are compared to the cumulative capital cost targets approved by the Commission in Order No. 2010-12.  The approved capital cost targets have been adjusted to reflect the currently reported historical escalation rates, and any use by the Company of the cost and timing contingencies that were approved by the Commission in Order No. 2009-104A.  The Inflation Adjustments and Indices section of this report provides updated information on inflation indices and the changes in them.

A.                                    Capital Costs Update

When adjusted for escalation, the year-end 2009 Cumulative Project Cash Flow as approved in Order No. 2010-12 was $512 million.  During calendar year 2009, SCE&G incurred capital costs for the project amounting to $340 million.  The approved capital cost contingency for 2009, including carry-forward of unused contingency from prior years, was $37.9 million.  Of these contingency funds, $1.1 million was spent in 2009.  As discussed above, these funds were used to cover the 2009 costs associated with Change Order No. 2 and the recalculation of owner’s cost.  As provided for in Order No. 2009-104A, unused contingency funds of $36.8 million will be carried forward into 2010.

17

The expenditure of $340 million for the project in 2009 results in a year-end 2009 cumulative project cash flow, exclusive of AFUDC, of $463 million.  As shown on Appendix 2, Chart B, line 30, when adjusted for timing differences related to Westinghouse/Shaw billing practices, the carry forward of unused contingency and the carry forward of $6 million in forecasted capital costs from 2009 that have been shifted to future years, the resulting amount is approximately $64,000 less than the Cumulative Project Cash Flow approved by the Commission for year-end 2009 as adjusted for inflation.  Apart from the $1.1 million in contingency funds used during this period, these changes in 2009 project expense represent timing differences and not changes in underlying costs.  The Company expects that the forecasted capital costs not incurred in 2009 will be incurred in future periods under the current construction schedule, and those costs have been included in the cash flow projections contained in Exhibit 2 for those years.

Chart A of Appendix 2 shows the Cumulative Project Cash Flow target as approved in Order No. 2010-12 and as updated for escalation and other Commission approved adjustments under the heading “Per Order No. 2010-12 Adjusted.”  As shown there, SCE&G has carried forward into 2010 $36.8 million in unused contingency funds from 2009 as permitted by the Commission in Order No. 2009-104A.  SCE&G has not used the capital cost schedule contingencies to make any adjustments to the approved Cumulative Project Cash Flow as set forth in this filing because the project conforms to approved project cost targets without such adjustments.  Nonetheless, SCE&G does not intend to waive or in any way limit its right, as authorized by the Commission, to make appropriate capital cost contingency adjustments associated with past or future changes in cost scheduling.  SCE&G may make capital cost contingency adjustments related to such changes in its scheduling of capital costs in future filings.

Appendix 2, Chart A, shows the cumulative cash flow for the project based on actual expenditures to date and the Company’s current forecast of cost and construction schedule under the heading “Actual Through December 2009, plus Projected.”  A comparison of the two sets of data is presented at Appendix 2, Chart B.  Appendix 2, Chart C, shows that SCE&G anticipates that it will have more than sufficient contingency funds available to absorb the full amount of the forecasted cash flow differences and will retain substantial contingency funds for other uses.  In addition, SCE&G forecasts that it will have budget surpluses sufficient to restore funds to the contingency pool in 2014, 2017 and 2018.  As a result, SCE&G forecasts that it will have $371 million in uncommitted contingency funds at the end of the project.

The information presented in Appendix 2 establishes that the anticipated cumulative project cash flow for the period ending December 31, 2009 is in conformity with the schedule approved by the Commission in Order No. 2010-12 and with the provisions of S.C. Code Ann. § 58-33-275(A)(1).  It also establishes that the Company’s

18

best forecasts of future project costs are fully consistent with the Cumulative Project Cash Flows approved by the Commission in Order No. 2010-12.

For comparison purposes, Appendix 3 sets out the cash flow schedule for the project exactly as it was approved in Order No. 2010-12, without change or updating.  Appendix 3 does not include any adjustments to the cash flow schedule for changes in inflation indices or adjustments in capital cost schedules made by the Company.  The AFUDC forecast presented on Appendix 3 is the AFUDC forecast that was current at the time of Order No. 2010-12 which has not been updated for changes in AFUDC rates or other factors.

B.                                    Inflation Indices Update

Appendix 4 shows the updated inflation indices approved in Order No. 2009-104A.  Included is a history of the annual Handy Whitman All Steam Index, South Atlantic Region; the Handy Whitman All Steam and Nuclear Index, South Atlantic Region; Handy Whitman All Transmission Plant Index, South Atlantic Region; and the Chained GDP Index for the past 10 years.  The changes in these indices and the escalation-related effects of cost rescheduling resulted in a decrease in the projected cost of the Units in future dollars from $6.9 billion as forecast in Order No. 2010-12 to a forecast of $6.3 billion using current inflation data and the current AFUDC rate. The $4.5 billion forecast of the cost of the Units in 2007 dollars, net of AFUDC, remains unchanged.

V.                                    Updated Schedule of Anticipated Capital Costs

The updated schedule of anticipated capital costs for Units 2 & 3 is reflected in Appendix 2, Chart A.

VI.                                Conclusion

As indicated above, the project is proceeding in compliance with the cost and schedule forecasts approved by the Commission in Order No. 2010-12.  The scheduled completion dates for Units 2 & 3 remain April 1, 2016 and January 1, 2019, respectively.  The Units are on track to be completed within the projected cost of $4.5 billion in 2007 dollars net of AFUDC.  The Company maintains an extensive staff of experts that monitors and oversees the work of its contractors and has identified and continues to monitor closely all areas of concerns related to either cost or schedule for the project.  The Company will continue to update the Commission and ORS of progress and concerns as the project proceeds.

19

APPENDIX 1

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending December 31, 2009

Appendix 1 lists and updates each of the milestones which the Commission adopted as the Approved Construction Schedule for the Units, pursuant to S.C. Code Ann. § 58-33-270(B)(1) in Order No. 2010-12.  Appendix 1 provides columns with the following information:

1.	The description of the milestone as updated in Order No. 2010-12.
2.	The BLRA milestone date by year and quarter as approved by the Commission in Order No. 2010-12.
3.	The current milestone date, both by year and quarter and the specific calendar date for the milestone.
4.	For each actual completed milestone, the date by which it was completed. For completed milestones, the milestone entry is shaded in gray.
5.	Information showing the number of months, if any, by which a milestone has been shifted.
6.	Information as to whether any milestone has been shifted outside of the 18/24 Month Contingency approved by the Commission.
7.	Information as to whether any current change in this milestone is anticipated to impact the substantial completion date.
8.	Notes.
9.	On the final page of the document, there is a chart summarizing milestone completion and movement since the last quarterly report.

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

08-2Q-1 Approve Engineering, Procurement and Construction Agreement	5/23/2008		5/23/2008		No	No

08-2Q-2 Issue P.O.’s to nuclear component fabricators for Units 2 and 3 Containment Vessels	12/3/2008		12/3/2008		No	No

08-2Q-2 Contractor Issue PO to Passive Residual Heat Removal Heat Exchanger Fabricator - First Payment - Unit 2	8/31/2008		8/18/2008		No	No

08-2Q-2 Contractor Issue PO to Accumulator Tank Fabricator - Unit 2	7/31/2008		7/31/2008		No	No

08-2Q-2 Contractor Issue PO to Core Makeup Tank Fabricator - Units 2 & 3	9/30/2008		9/30/2008		No	No

08-2Q-2 Contractor Issue PO to Squib Valve Fabricator - Units 2 & 3	3/31/2009		3/31/2009		No	No

08-2Q-2 Contractor Issue PO to Steam Generator Fabricator - Units 2 & 3	6/30/2008		5/29/2008		No	No

South Carolina Electric & Gas Company	Based on April 1, 2009 Performance
Measurement Baseline Schedule

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

08-2Q-2 Contractor Issue Long Lead Material PO to Reactor Coolant Pump Fabricator - Units 2 & 3	6/30/2008		6/30/2008		No	No

08-2Q-2 Contractor Issue PO to Pressurizer Fabricator - Units 2 & 3	8/31/2008		8/18/2008		No	No

08-2Q-2 Contractor Issue PO to Reactor Coolant Loop Pipe Fabricator - First Payment - Units 2 & 3	6/30/2008		6/20/2008		No	No

08-2Q-2 Reactor Vessel Internals - Issue Long Lead Material PO to Fabricator - Units 2 and 3	11/21/2008		11/21/2008		No	No

08-2Q-2 Contractor Issue Long Lead Material PO to Reactor Vessel Fabricator - Units 2 & 3	6/30/2008		5/29/2008		No	No

08-2Q-2 Contractor Issue PO to Integrated Head Package Fabricator - Units 2 & 3	7/31/2009		7/31/2009		No	No

08-2Q-2 Control Rod Drive Mechanism Issue PO for Long Lead Material to Fabricator - Units 2 and 3 - first payment	6/21/2008		6/21/2008		No	No

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

08-2Q-2 Issue P.O.’s to nuclear component fabricators for Nuclear Island structural CA20 Modules	7/31/2009		8/28/2009		No	No

08-3Q-1 Start Site Specific and balance of plant detailed design	9/11/2007		9/11/2007		No	No

08-3Q-2 Instrumentation & Control Simulator - Contractor Place Notice to Proceed - Units 2 & 3	10/31/2008		10/31/2008		No	No

08-3Q-3 Steam Generator - Issue Final PO to Fabricator for Units 2 and 3	6/30/2008		6/30/2008		No	No

08-3Q-3 Reactor Vessel Internals - Contractor Issue PO for Long Lead Material (Heavy Plate and Heavy Forgings) to Fabricator - Units 2 & 3	10-1Q 1/31/2010	10-1Q 1/31/2010			No	No

08-3Q-3 Contractor Issue Final PO to Reactor Vessel Fabricator - Units 2 & 3	9/30/2008		9/30/2008		No	No

08-3Q-4 Variable Frequency Drive Fabricator Issue Transformer PO - Units 2 & 3	4/30/2009		4/30/2009		No	No

08-4Q-1 Start clearing, grubbing and grading	1/26/2009		1/26/2009		No	No

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

08-4Q-2 Core Makeup Tank Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No

08-4Q-2 Acumulator Tank Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No

08-4Q-2 Pressurizer Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No

08-4Q-2 Reactor Coolant Loop Pipe - Contractor Issue PO to Fabricator - Second Payment - Units 2 & 3	4/30/2009		4/30/2009		No	No

08-4Q-2 Integrated Head Package - Issue PO to Fabricator - Units 2 and 3 - second payment	7/31/2009		7/31/2009		No	No

08-4Q-2 Control Rod Drive Mechanisms - Contractor Issue PO for Long Lead Material to Fabricator - Units 2 & 3	6/30/2008		6/30/2008		No	No

08-4Q-2 Contractor Issue PO to Passive Residual Heat Removal Heat Exchanger Fabricator - Second Payment - Units 2 & 3	10/31/2008		10/31/2008		No	No

Start Parr Road intersection work.	2/13/2009		2/13/2009		No	No

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

09-1Q-2 Reactor Coolant Pump - Issue Final PO to Fabricator - Units 2 and 3	6/30/2008		6/30/2008		No	No

09-1Q-3 Integrated Heat Packages Fabricator Issue Long Lead Material PO - Units 2 & 3	09-4Q 10/31/2009	09-4Q 10/31/2009	10/1/2009		No	No	Milestone completed 09-4Q.

09-1Q-4 Design Finalization Payment 3	1/31/2009		1/30/2009		No	No

09-2Q-1 Start site development	6/23/2008		6/23/2008		No	No

09-2Q-2 Contractor Issue PO to Turbine Generator Fabricator - Units 2 & 3	2/28/2009		2/19/2009		No	No

09-2Q-2 Contractor Issue PO to Main Transformers Fabricator - Units 2 & 3	9/30/2009		9/25/2009		No	No

09-2Q-3 Core Makeup Tank Fabricator Notice to Contractor Receipt of Long Lead Material - Units 2 & 3	10-4Q 11/30/2010	10-2Q 6/30/2010		-5 Months	No	No

09-2Q-4 Design Finalization Payment 4	4/30/2009		4/30/2009		No	No

09-3Q-1 Turbine Generator Fabricator Issue PO for Condenser Material - Unit 2	8/31/2009		8/28/2009		No	No

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

09-3Q-2 Reactor Coolant Pump Fabricator Issue Long Lead Material Lot 2 - Units 2 & 3	4/30/2009		4/30/2009		No	No

09-3Q-2 Passive Residual Heat Removal Heat Exchanger Fabricator Receipt of Long Lead Material - Units 2 & 3	10-2Q 5/31/2010	10-2Q 5/31/2010			No	No

09-3Q-3 Design Finalization Payment 5	7/31/2009		7/31/2009		No	No

09-4Q-1 Start erection of construction buildings, to include craft facilities for personnel, tools, equipment; first aid facilities; field offices for site management and support personnel; temporary warehouses; and construction hiring office.

	10/9/2009	12/18/2009	12/18/2009		No	No	Milestone completed 09-4Q.

09-4Q-2 Reactor Vessel Fabricator Notice to Contractor of Receipt of Flange Nozzle Shell Forging - Unit 2	7/31/2009		8/28/2009		No	No

09-4Q-3 Design Finalization Payment 6	10/31/2009	10/31/2009	10/7/2009		No	No	Milestone completed 09-4Q.

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

09-4Q-4 Instrumentation and Control Simulator - Contractor Issue PO to Subcontractor for Radiation Monitor System - Units 2 & 3	12/31/2009	12/31/2009	12/17/2009		No	No	Milestone completed 09-4Q.

10-1Q-1 Reactor Vessel Internals - Fabricator Start Fit and Welding of Core Shroud Assembly - Unit 2	11-2Q 6/30/2011	11-1Q 2/28/2011		-4 Months	No	No

10-1Q-2 Turbine Generator Fabricator Issue PO for Moisture Separator Reheater/Feedwater Heater Material - Unit 2	10-2Q 4/30/2010	10-2Q 4/30/2010			No	No

10-1Q-3 Reactor Coolant Loop Pipe Fabricator Acceptance of Raw Material - Unit 2	10-2Q 4/30/2010	10-2Q 4/30/2010			No	No

10-2Q-1 Reactor Vessel Internals - Fabricator Start Weld Neutron Shield Spacer Pads to Assembly - Unit 2	11-4Q 10/31/2011	11-4Q 10/31/2011			No	No

10-2Q-2 Control Rod Drive Mechanisms - Fabricator to Start Procurement of Long Lead Material - Unit 2	6/30/2009		6/30/2009		No	No

10-2Q-3 Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head - Unit 2	10-4Q 11/30/2010	10-4Q 11/30/2010			No	No

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

10-3Q-1 Start excavation and foundation work for the standard plant for Unit 2	10-1Q 3/15/2010	10-2Q 4/6/2010		+1 Month	No	No

10-3Q-2 Steam Generator Fabricator Notice to Contractor of Receipt of 2nd Steam Generator Tubesheet Forging - Unit 2	10-1Q 2/28/2010	10-1Q 2/28/2010			No	No

10-3Q-3 Reactor Vessel Fabricator Notice to Contractor of Outlet Nozzle Welding to Flange Nozzle Shell Completion - Unit 2	10-1Q 2/28/2010	10-1Q 2/28/2010			No	No

10-3Q-4 Turbine Generator Fabricator Notice to Contractor Condenser Fabrication Started - Unit 2	10-2Q 5/31/2010	10-2Q 5/31/2010			No	No

10-4Q-1 Complete preparations for receiving the first module on site for Unit 2.	11-1Q 8/18/2010	11-1Q 1/10/2011		+5 Months	No	No

10-4Q-2 Steam Generator Fabricator Notice to Contractor of Receipt of 1st Steam Generator Transition Cone Forging - Unit 2	10-2Q 4/30/2010	10-2Q 4/30/2010			No	No

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

10-4Q-3 Reactor Coolant Pump Fabricator Notice to Contractor of Manufacturing of Casing Completion - Unit 2	10-4Q 11/30/2010	10-4Q 11/30/2010			No	No

10-4Q-4 Reactor Coolant Loop Pipe Fabricator Notice to Contractor of Machining, Heat Treating & Non- Destructive Testing Completion - Unit 2	10-4Q 12/31/2010	10-4Q 12/31/2010			No	No

11-1Q-1 Core Makeup Tank Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 2	11-2Q 5/31/2011	11-2Q 5/31/2011			No	No

11-1Q-2 Polar Crane Fabricator Issue PO for Main Hoist Drum and Wire Rope - Units 2 & 3	11-1Q 2/28/2011	11-1Q 2/28/2011			No	No

11-2Q-1 Control Rod Drive Mechanisms - Fabricator to Start Procurement of Long Lead Material - Unit 3	11-2Q 6/30/2011	11-2Q 6/30/2011			No	No

11-2Q-2 Turbine Generator Fabricator Notice to Contractor Condenser Ready to Ship - Unit 2	11-4Q 10/31/2011	11-4Q 10/31/2011			No	No

11-3Q-1 Start placement of mud mat for Unit 2	11-3Q 7/14/2011	11-2Q 6/17/2011		-1 Month	No	No

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

11-3Q-2 Steam Generator Fabricator Notice to Contractor of Receipt of 1st Steam Generator Tubing - Unit 2	11-1Q 1/31/2011	11-1Q 1/31/2011			No	No

11-3Q-3 Pressurizer Fabricator Notice to Contractor of Welding of Upper and Intermediate Shells Completion - Unit 2	10-4Q 10/31/2010	10-4Q 10/31/2010			No	No

11-3Q-4 Reactor Vessel Fabricator Notice to Contractor of Closure Head Cladding Completion - Unit 3	12-1Q 2/28/2012	12-1Q 2/28/2012			No	No

11-4Q-1 Begin Unit 2 first nuclear concrete placement	11-4Q 10/3/2011	11-3Q 9/30/2011		-1 Month	No	No

11-4Q-2 Reactor Coolant Pump Fabricator Notice to Contractor of Stator Core Completion - Unit 2	11-3Q 9/30/2011	11-3Q 9/30/2011			No	No

11-4Q-3 Fabricator Start Fit and Welding of Core Shroud Assembly - Unit 2	11-2Q 6/30/2011	11-2Q 6/30/2011			No	No

11-4Q-4 Steam Generator Fabricator Notice to Contractor of Completion of 1st Steam Generator Tubing Installation - Unit 2	11-2Q 5/31/2011	11-2Q 5/31/2011			No	No

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

11-4Q-5 Reactor Coolant Loop Pipe - Shipment of Equipment to Site - Unit 2	12-4Q 12/31/2012	12-4Q 12/31/2012			No	No

11-4Q-6 Control Rod Drive Mechanism - Ship Remainder of Equipment (Latch Assembly & Rod Travel Housing) to Head Supplier - Unit 2	11-4Q 12/31/2011	11-4Q 12/31/2011			No	No

11-4Q-7 Pressurizer Fabricator Notice to Contractor of Welding of Upper and Intermediate Shells Completion - Unit 2	10-4Q 10/31/2010	10-4Q 10/31/2010			No	No

11-4Q-8 Steam Generator Fabricator Notice to Contractor of Completion of 2nd Steam Generator Tubing Installation - Unit 2	11-2Q 6/30/2011	11-2Q 6/30/2011			No	No

11-4Q-9 Design Finalization Payment 14	11-4Q 10/31/2011	11-4Q 10/31/2011			No	No

12-1Q-1 Set module CA04 for Unit 2	12-1Q 1/27/2012	12-1Q 1/27/2012			No	No

12-1Q-2 Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Final Post Weld Heat Treatment - Unit 2	10-2Q 6/30/2010	10-2Q 6/30/2010			No	No

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

12-1Q-3 Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Completion of Tubing - Unit 2	11-1Q 1/31/2011	11-1Q 1/31/2011			No	No

12-1Q-4 Polar Crane Fabricator Notice to Contractor of Girder Fabrication Completion - Unit 2	11-1Q 1/31/2011	11-1Q 1/31/2011			No	No

12-1Q-5 Turbine Generator Fabricator Notice to Contractor Condenser Ready to Ship - Unit 3	13-3Q 8/31/2013	13-3Q 8/31/2013			No	No

12-2Q-1 Set Containment Vessel ring #1 for Unit 2	12-2Q 4/3/2012	12-2Q 4/3/2012			No	No

12-2Q-2 Reactor Coolant Pump Fabricator Delivery of Casings to Port of Export - Unit 2	12-1Q 3/31/2012	12-1Q 3/31/2012			No	No

12-2Q-3 Reactor Coolant Pump Fabricator Notice to Contractor of Stator Core Completion - Unit 3	13-3Q 8/31/2013	13-3Q 8/31/2013			No	No

12-2Q-4 Reactor Vessel Fabricator Notice to Contractor of Receipt of Core Shell Forging - Unit 3	12-3Q 9/30/2012	12-3Q 9/30/2012			No	No

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

12-2Q-5 Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head - Unit 3	13-1Q 1/31/2013	13-1Q 1/31/2013			No	No

12-3Q-1 Set Nuclear Island structural module CA03 for Unit 2	12-3Q 8/30/2012	12-3Q 8/30/2012			No	No

12-3Q-2 Squib Valve Fabricator Notice to Contractor of Completion of Assembly and Test for Squib Valve Hardware - Unit 2	12-2Q 5/31/2012	12-2Q 5/31/2012			No	No

12-3Q-3 Accumulator Tank Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 3	12-4Q 12/31/2012	12-4Q 12/31/2012			No	No

12-3Q-4 Polar Crane Fabricator Notice to Contractor of Electric Panel Assembly Completion - Unit 2	12-3Q 7/31/2012	12-3Q 7/31/2012			No	No

12-4Q-1 Start containment large bore pipe supports for Unit 2	12-2Q 4/9/2012	12-2Q 5/29/2012		+ 1 Month	No	No

12-4Q-2 Integrated Head Package - Shipment of Equipment to Site - Unit 2	12-4Q 10/31/2012	13-1Q 3/31/2013		+5 Months	No	No

12-4Q-3 Reactor Coolant Pump Fabricator Notice to Contractor of Final Stator Assembly Completion - Unit 2	12-4Q 11/30/2012	12-4Q 11/30/2012			No	No

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

12-4Q-4 Steam Generator Fabricator Notice to Contractor of Completion of 2nd Steam Generator Tubing Installation - Unit 3	13-2Q 5/31/2013	13-2Q 5/31/2013			No	No

12-4Q-5 Steam Generator Fabricator Notice to Contractor of Satisfactory Completion of 1st Steam Generator Hydrotest - Unit 2	12-2Q 5/31/2012	12-2Q 5/31/2012			No	No

13-1Q-1 Start concrete fill of Nuclear Island structural modules CA01 and CA02 for Unit 2	13-1Q 2/26/2013	13-1Q 2/26/2013			No	No

13-1Q-2 Passive Residual Heat Removal Heat Exchanger - Delivery of Equipment to Port of Entry - Unit 2	12-2Q 4/30/2012	12-2Q 4/30/2012			No	No

13-1Q-3 Refueling Machine Fabricator Notice to Contractor of Satisfactory Completion of Factory Acceptance Test - Unit 2	13-1Q 2/28/2013	13-1Q 2/28/2013			No	No

13-1Q-4 Deliver Reactor Vessel Internals to Port of Export - Unit 2	13-3Q 7/31/2013	13-3Q 7/31/2013			No	No

13-2Q-1 Set Unit 2 Containment Vessel #3	13-2Q 4/17/2013	13-2Q 4/18/2013			No	No

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

13-2Q-2 Steam Generator - Contractor Acceptance of Equipment at Port of Entry - Unit 2	13-1Q 3/31/2013	13-1Q 3/31/2013			No	No

13-2Q-3 Turbine Generator Fabricator Notice to Contractor Turbine Generator Ready to Ship - Unit 2	13-2Q 4/30/2013	13-2Q 4/30/2013			No	No

13-2Q-4 Pressurizer Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 3	14-1Q 2/28/2014	14-1Q 2/28/2014			No	No

13-2Q-5 Polar Crane - Shipment of Equipment to Site - Unit 2	13-2Q 5/31/2013	13-2Q 5/31/2013			No	No

13-2Q-6 Receive Unit 2 Reactor Vessel on site from fabricator	13-2Q 5/20/2013	13-2Q 5/20/2013			No	No

13-3Q-1 Set Unit 2 Reactor Vessel	13-2Q 6/18/2013	13-2Q 6/19/2013			No	No

13-3Q-2 Steam Generator Fabricator Notice to Contractor of Completion of 2nd Channel Head to Tubesheet Assembly Welding - Unit 3	13-4Q 12/31/2013	13-4Q 12/31/2013			No	No

13-3Q-3 Reactor Coolant Pump Fabricator Notice to Contractor of Final Stator Assembly Completion - Unit 3	14-3Q 8/31/2014	14-3Q 8/31/2014			No	No

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

13-3Q-4 Reactor Coolant Pump - Shipment of Equipment to Site (2 Reactor Coolant Pumps) - Unit 2	13-3Q 9/30/2013	13-3Q 9/30/2013			No	No

13-3Q-5 Place first nuclear concrete for Unit 3	13-3Q 8/1/2013	13-3Q 8/1/2013			No	No

13-4Q-1 Set Unit 2 Steam Generator	13-3Q 9/9/2013	13-3Q 9/9/2013			No	No

13-4Q-2 Main Transformers Ready to Ship - Unit 2	13-3Q 9/30/2013	13-3Q 9/30/2013			No	No

13-4Q-3 Complete Unit 3 Steam Generator Hydrotest at fabricator	14-1Q 2/28/2014	14-1Q 2/28/2014			No	No

13-4Q-4 Set Unit 2 Containment Vessel Bottom Head on basemat legs	11-4Q 11/21/2011	11-4Q 11/21/2011			No	No

14-1Q-1 Set Unit 2 Pressurizer Vessel	14-1Q 1/24/2014	14-1Q 1/24/2014			No	No

14-1Q-2 Reactor Coolant Pump Fabricator Notice to Contractor of Satisfactory Completion of Factory Acceptance Test - Unit 3	15-1Q 2/28/2015	15-1Q 2/28/2015			No	No

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

14-1Q-3 Deliver Reactor Vessel Internals to Port of Export - Unit 3	15-2Q 6/30/2015	15-2Q 6/30/2015			No	No

14-1Q-4 Main Transformers Fabricator Issue PO for Material - Unit 3	14-2Q 4/30/2014	14-2Q 4/30/2014			No	No

14-2Q-1 Complete welding of Unit 2 Passive Residual Heat Removal System piping	14-1Q 3/19/2014	14-1Q 3/19/2014			No	No

14-2Q-2 Steam Generator - Contractor Acceptance of Equipment at Port of Entry - Unit 3	15-2Q 4/30/2015	15-2Q 4/30/2015			No	No

14-2Q-3 Refueling Machine - Shipment of Equipment to Site - Unit 3	14-2Q 5/31/2014	14-2Q 5/31/2014			No	No

14-3Q-1 Set Unit 2 Polar Crane	14-2Q 4/3/2014	14-2Q 4/3/2014			No	No

14-3Q-2 Reactor Coolant Pumps - Shipment of Equipment to Site - Unit 3	15-2Q 6/30/2015	15-2Q 6/30/2015			No	No

14-3Q-3 Main Transformers Ready to Ship - Unit 3	14-3Q 9/30/2014	14-3Q 9/30/2014			No	No

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

14-4Q-1 Spent Fuel Strorage Rack - Shipment of Last Rack Module - Unit 3	14-4Q 12/31/2014	14-4Q 12/31/2014			No	No

15-1Q-1 Start electrical cable pulling in Unit 2 Auxillary Building	14-4Q 12/26/2014	14-4Q 12/18/2014			No	No

15-1Q-2 Complete Unit 2 Reactor Coolant System cold hydro	15-3Q 8/3/2015	15-3Q 7/2/2015		-1 Month	No	No

15-2Q-1 Activate class 1E DC power in Unit 2 Auxilary Building.	15-1Q 3/5/2015	15-1Q 2/25/2015		-1 Month	No	No

15-3Q-1 Complete Unit 2 hot functional test.	15-3Q 9/21/2015	15-3Q 8/20/2015		-1 Month	No	No

15-3Q-2 Install Unit 3 ring 3 for containment vessel	15-3Q 7/30/2015	15-1Q 2/19/2015		-5 Months	No	No

15-4Q-1 Load Unit 2 nuclear fuel	15-4Q 10/28/2015	15-4Q 10/26/2015			No	No

16-1Q-1 Unit 2 Substantial Completion	16-2Q 4/1/2016	16-2Q 4/4/2016			No	No

16-2Q-1 Set Unit 3 Reactor Vessel	15-4Q 10/1/2015	15-2Q 4/22/2015		-6 Months	No	No

16-3Q-1 Set Unit 3 Steam Generator #2	15-4Q 12/22/2015	15-3Q 7/13/2015		-5 Months	No	No

16-4Q-1 Set Unit 3 Pressurizer Vessel	15-2Q 5/16/2016	15-4Q 11/23/2015		-6 Months	No	No

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

16-4Q-1 Complete welding of Unit 3 Passive Residual Heat Removal System piping	16-2Q 6/20/2016	16-1Q 1/11/2016		-5 Months	No	No

17-2Q-1 Set Unit 3 polar crane	16-3Q 7/18/2016	16-1Q 2/5/2016		-5 Months	No	No

17-3Q-1 Start Unit 3 Shield Building roof slab rebar placement	17-1Q 1/16/2017	16-3Q 8/2/2016		-5 Months	No	No

17-4Q-1 Start Unit 3 Auxiliary Building electrical cable pulling	17-2Q 4/6/2017	16-4Q 10/19/2016		-6 Months	No	No

18-1Q-1 Activate Unit 3 Auxiliary Building class 1E DC power	17-2Q 6/9/2017	16-4Q 12/27/2016		-6 Months	No	No

18-2Q-1 Complete Unit 3 Reactor Coolant System cold hydro	17-1Q 1/1/2018	17-2Q 5/3/2017		-8 Months	No	No

18-2Q-1 Complete Unit 3 hot functional test	18-1Q 2/15/2018	18-2Q 5/14/2018		+3 Months	No	No

18-3Q-1 Complete Unit 3 nuclear fuel load	18-2Q 7/31/2018	18-2Q 6/26/2018		-1 Month	No	No

18-4Q-1 Begin Unit 3 full power operation	18-4Q 10/31/2018	18-4Q 10/23/2018			No	No

09-4Q	Appendix 1
VC Summer Units 2 and 3

Reset Milestone Description	Reset Milestone Date	4th Quarter 2009 Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Reset Milestone Date	Outside +18/-24 Month Contingency?	Sustantial Completion Date Impact?	Notes

19-1Q-1 Unit 3 Substantial Completion	19-1Q 1/1/2019	19-1Q 1/2/2019			No	No

SUMMARY

Total Milestones Completed - 44 out of 146 = 30%

Milestones Completed 4Q-09 - 4 out of 4 = 100%

Milestone Movement - 3Q-09 vs. 4Q-09:

a) Forward Movement - 5 out of 146 = 3%

b) Backward Movement - 18 out of 146 = 12%

Milestones Within +12- +17 Month range = 0 out of 146 = 0%

COMPLETED ITEMS = GRAY
ITEMS COMPLETED IN 09-4Q = GREEN

DIFFERENCE IN SCHEDULED QUARTER COMPLETION BETWEEN RESET and 4th QUARTER = YELLOW

APPENDIX 2

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending December 31, 2009

Appendix 2, Chart A is an updated and expanded version of the information contained in the capital cost schedule approved by the Commission in Order No. 2010-12.  It shows:

1.                                       The actual expenditures on the project by plant cost category through the current period.

2.                                       The changes in capital costs reflecting the Company’s current forecast of expenditures on the project for each future period by plant cost category.  In updating its cost projections the Company has used the current construction schedule for the project and the Commission-approved inflation indices as set forth in Appendix 4 to this report.

3.                                       The cumulative Construction Work in Progress for the project and the balance of Construction Work in Progress that is not yet reflected in revised rates.

4.                                       The current rate for calculating AFUDC computed as required under applicable FERC regulations.

The Cumulative Project Cash Flow target as approved in Order No. 2010-12 and as updated for escalation and other Commission-approved adjustments is found under the heading “Per Order 2010-12 Adjusted.”  The adjustments reflect:

1.                                       Changes in inflation indices.

2.                                       Changes in the timing of capital costs based on the use of the Cost Rescheduling contingencies authorized by the Commission, if any.

3.                                       Budget Carry-forward Adjustments used, where appropriate to track the effect of lower-than-expected cumulative costs on the future cumulative cash flow of the project.

4.                                       Carry forward of unused contingencies from prior years and contingency timing adjustments related to the acceleration of capital costs as authorized by the Commission.

Chart A of Appendix 2 also shows the cumulative cash flow for the project based on actual expenditures to date and the current construction schedule and forecast of year-

by-year cost and going forward.  This information is found under the heading “Actual through December 2009, plus Projected.”

Chart B of Appendix 2 provides a comparison of the adjusted Cumulative Project Cash Flow target for the project with the actual and forecasted cash flow for the project.  This section of Chart B of Appendix 2 also shows the cumulative contingency available to cover any amount by which the actual or forecasted expenditure is greater than the approved target expenditure during any year.

Chart C of Appendix 2 provides a year-by-year schedule of the contingency funds forecasted to be available as well as their actual or anticipated use, and carry forward of unused amounts.

Appendix 2, Chart A

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Per Order 2010-12 Adjusted

Annual Project Cash Flow(per order)	6,559,576	21,723	100,905	389,024	500,521	605,164	891,411	962,846	839,011	756,003	596,227	423,986	472,752
Capital Cost Rescheduling Contingency	—	—	—	—	—	—	—	—	—	—	—	—
Budget Carry-Forward Adjustment
Contingency Pool Timing Adjustment	—	—	—	(36,801)	36,801	—	—	—	—	—	—	—	—
Net	6,559,576	21,723	100,905	352,223	537,322	605,164	891,411	962,846	839,011	756,003	596,227	423,986	472,752

Adjusted for Change in Escalation	5,953,227	21,723	100,905	330,372	463,219	582,077	839,719	895,899	767,747	680,798	521,335	360,904	388,528

Cumulative Project Cash Flow(Target)		21,723	122,628	453,001	916,220	1,498,297	2,338,016	3,233,914	4,001,662	4,682,460	5,203,795	5,564,699	5,953,227

		Actual			Projected
	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Actual through December 2009* plus Projected

Plant Cost Categories
Fixed with No Adjustment
Firm with Fixed Adjustment A
Firm with Fixed Adjustment B
Firm with Indexed Adjustment						CONFIDENTIAL
Actual Craft Wages
Non-Labor Costs
Time & Materials
Owners Costs
Transmission Projects	308,591	—	26	806	1,251	3,043	4,864	9,947	24,850	37,443	43,451	81,739	101,171

Total Base Project Costs(2007 $)	4,160,667	21,723	97,386	320,968	402,171	454,095	630,739	624,468	486,207	423,389	308,530	193,223	197,768
Total Project Contingency(2007 $)	374,080	—	—	—	71,618	43,181	48,484	49,886	49,316	41,705	23,707	25,144	21,039
Total Project Commitment(2007$)	4,534,747	21,723	97,386	320,968	473,789	497,276	679,223	674,354	535,523	465,094	332,237	218,367	218,807

Total Project Escalation	1,431,495	—	3,519	19,040	(5,816)	88,951	173,271	222,243	219,684	219,126	189,445	141,383	160,648

Total Revised Project Cash Flow	5,966,242	21,723	100,905	340,008	467,973	586,227	852,494	896,597	755,207	684,220	521,682	359,750	379,455

Cumulative Project Cash Flow(Revised)		21,723	122,629	462,637	930,610	1,516,837	2,369,331	3,265,928	4,021,135	4,705,355	5,227,037	5,586,787	5,966,242

AFUDC(Capitalized Interest)	333,291	645	3,497	10,564	25,824	31,676	42,390	52,048	49,230	41,469	27,638	24,018	24,292

Gross Construction	6,299,533	22,368	104,403	350,572	493,797	617,903	894,884	948,645	804,437	725,689	549,320	383,768	403,747

Construction Work in Process		22,368	126,771	477,343	971,139	1,589,043	2,483,927	3,432,572	4,237,009	4,962,698	5,512,018	5,895,786	6,299,533

CWIP Currently in Rates				264,325

December 31, 2009 Actual Incremental CWIP Not Currently in Rates				213,018

*Applicable index escalation rates for 2009 are estimated. Escalation is subject to restatement when actual indices for 2009 are final.

Notes:
Current Period AFUDC rate applied	7.10%

The AFUDC rate applied is the current SCE&G rate. AFUDC rates can vary with changes in market interest rates, SCE&G’s embedded cost of capital, capitalization ratios, construction work in process, and SCE&G’s short-term debt outstanding.

Appendix 2, Chart B

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018

Annual Project Cash Flow(per order)	6,559,575	21,723	100,905	389,024	500,521	605,164	891,411	962,846	839,011	756,003	596,227	423,986	472,752
Capital Cost Rescheduling Contingency
Contingency Pool Timing Adjustment	—	—	—	(36,801)	36,801	—	—	—	—	—	—	—	—
Net	6,559,575	21,723	100,905	352,223	537,322	605,164	891,411	962,846	839,011	756,003	596,227	423,986	472,752

Project Cash Flow Target	5,953,227	21,723	100,905	330,372	463,219	582,077	839,719	895,899	767,747	680,798	521,335	360,904	388,528

Total Revised Project Cash Flow	5,966,241	21,723	100,905	340,008	467,973	586,227	852,494	896,597	755,207	684,220	521,682	359,750	379,455

Comparison of Revised Cash Flow to Target

Year over Year Change	13,015	—	0	9,635	4,754	4,150	12,775	698	(12,540)	3,422	347	(1,154)	(9,073)

Cumulative Revised Project Cash Flow		21,723	122,628	462,636	930,609	1,516,836	2,369,330	3,265,927	4,021,134	4,705,354	5,227,036	5,586,786	5,966,241

Cumulative Project Cash Flow(Target)		21,723	122,628	453,000	916,219	1,498,297	2,338,015	3,233,914	4,001,661	4,682,459	5,203,794	5,564,698	5,953,227
Timing Adj.on EPC Billing Methodology		—	—	9,700	—	—	—	—	—	—	—	—	—
Adjusted Cumulative target		21,723	122,628	462,700	925,919	1,507,997	2,347,715	3,243,614	4,011,361	4,692,159	5,213,494	5,574,398	5,962,927

Over/(Under)-Before Contingency		—	0	(64)	4,690	8,840	21,615	22,313	9,773	13,195	13,542	12,388	3,315

Projected Cumulative Available Contingency *		—	—	—	71,618	114,799	163,283	213,169	262,485	304,190	327,897	353,041	374,080

Cumulative Use of Contingency					4,690	8,840	21,615	22,313	9,773	13,195	13,542	12,388	3,315

Projected Net Contingency Available		—	—	—	66,928	105,959	141,668	190,856	252,712	290,995	314,355	340,653	370,765

* For simplicity, contingency numbers are stated in 2007 dollars.  Actual available contingency is expected to be higher due to escalation.

Appendix 2, Chart C

Contingency Schedule

(Thousands of $)

		Actual		Projected
	Total	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Revised Schedule Projected Contingency	438,291	—	37,858	40,770	49,410	55,475	57,450	56,287	49,823	29,746	32,424	29,049

Contingency Pool Timing Adjustment	—	—	(36,801)	36,801	—	—	—	—	—	—	—	—

Change in Estimated Project Base Costs	64,213	—	1,057	5,953	6,230	6,991	7,564	6,971	8,118	6,039	7,280	8,010

Revised Contingency Forecast(net of base cost change)	374,078	—	(0)	71,618	43,180	48,484	49,886	49,316	41,705	23,707	25,144	21,038

Cumulative Contingency Available(net of base cost change)*		—	(0)	71,618	114,798	163,282	213,168	262,484	304,189	327,896	353,040	374,078

Application of Contingency to Timing Variance	3,315	—	—	4,690	4,150	12,775	698	(12,540)	3,422	347	(1,154)	(9,073)

Cumulative Use of Contingency(Timing Related)		—	—	4,690	8,840	21,615	22,313	9,773	13,195	13,542	12,388	3,315

Cumulative Net Contingency Available		—	(0)	66,928	105,959	141,667	190,855	252,711	290,994	314,354	340,652	370,764

* For simplicity, contingency numbers are stated in 2007 dollars.  Actual available contingency is expected to be higher due to escalation.

APPENDIX 3

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending December 31, 2009

For comparison purposes, Appendix 3 provides the unadjusted schedule of capital costs for the project which was approved by the Commission in Order No. 2010-12 as the Approved Capital Cost of the Units, pursuant to S.C. Code Ann. § 58-33-270(B)(2) as well as the forecast of AFUDC expense based on these unadjusted schedules and the AFUDC rates that were current at the time of Order No. 2010-12.  Appendix 3 is intended to provide a fixed point of reference for future revisions and updating.  While the schedule of costs contained on Appendix 3 is subject to revision for escalation, changes in AFUDC rates and amounts, capital cost scheduling contingencies and other contingency adjustments as authorized in Order No. 2009-104A, no such adjustments have been made to the schedules presented here.

Appendix 3

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

		Actual		Projected
	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Per Order 2010-12

Plant Cost Categories
Fixed with No Adjustment
Firm with Fixed Adjustment A
Firm with Fixed Adjustment B
Firm with Indexed Adjustment					CONFIDENTIAL
Actual Craft Wages
Non-Labor Costs
Time & Materials
Owners Costs
Transmission Projects	308,591	—	27	555	1,502	3,043	4,864	9,947	24,850	37,443	43,451	81,739	101,171

Total Base Project Costs(2007 $)	4,096,455	21,723	97,494	325,826	392,677	444,400	614,959	614,378	488,205	412,858	302,460	186,739	194,736
Total Project Contingency(2007 $)	438,291	—	—	37,858	40,770	49,410	55,475	57,450	56,287	49,823	29,746	32,424	29,049
Total Project Commitment(2007$)	4,534,746	21,723	97,494	363,684	433,447	493,810	670,434	671,828	544,492	462,681	332,206	219,162	223,785

Total Project Escalation	2,024,830	—	3,411	25,340	67,074	111,355	220,977	291,019	294,518	293,322	264,022	204,824	248,967

Total Revised Project Cash Flow	6,559,576	21,723	100,905	389,024	500,521	605,165	891,411	962,847	839,010	756,003	596,228	423,986	472,752

Cumulative Project Cash Flow(Revised)		21,723	122,628	511,653	1,012,174	1,617,339	2,508,749	3,471,596	4,310,606	5,066,609	5,662,837	6,086,823	6,559,575

AFUDC(Capitalized Interest)	315,739	645	3,496	15,973	23,979	28,098	36,328	45,517	45,035	39,297	25,923	22,789	28,659

Construction Work in Process		22,368	126,769	531,766	1,056,267	1,689,529	2,617,267	3,625,631	4,509,676	5,304,977	5,927,128	6,373,904	6,875,315

APPENDIX 4

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending December 31, 2009

Appendix 4 shows the changes in the inflation indices approved in Order No. 2009-104A.  Included is a ten year history of the Handy Whitman All Steam Index, South Atlantic Region; the Handy Whitman All Steam and Nuclear Index, South Atlantic Region; Handy Whitman All Transmission Plant Index, South Atlantic Region; and the Chained GDP Index.  The change in the relevant indices from the Combined Application is also provided.

Appendix 4, Chart A

Inflation Indices, Chart A

HW All Steam Generation Plant Index, July 2009

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2009	522	-2.61%	4.74%	5.50%	4.5%
2008	536	9.16%	8.13%	7.35%	4.9%
2007	491	7.68%	6.99%	5.74%
2006	456	7.55%	6.64%	4.75%
2005	424	5.74%	4.49%	3.70%
2004	401	6.65%	3.50%	3.56%
2003	376	1.08%	2.03%	2.35%
2002	372	2.76%	3.36%
2001	362	2.26%	2.63%
2000	354	5.04%
1999	337	0.60%
1998	335

	BLRA
	Filing	Update
	Jul-07	Jul-09

HW All Steam Index:
One year	7.68%	-2.61%
Five Year	5.74%	5.50%

Appendix 4, Chart B

Inflation Indices, Chart B

HW All Steam and Nuclear Generation Plant Index, July 2009

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average
2009	522	-2.43%	4.82%	5.55%	4.6%
2008	535	9.18%	8.15%	7.37%	4.9%
2007	490	7.69%	7.00%	5.75%
2006	455	7.57%	6.66%	4.77%
2005	423	5.75%	4.50%	3.71%
2004	400	6.67%	3.50%	3.57%
2003	375	1.08%	2.04%	2.35%
2002	371	2.77%	3.37%
2001	361	2.27%	2.64%
2000	353	5.06%
1999	336	0.60%
1998	334

	BLRA
	Filing	Update
	Jul-07	Jul-09

HW All Steam/Nuclear Index:
One year	7.69%	-2.43%
Five Year	5.75%	5.55%

Appendix 4, Chart C

Inflation Indices, Chart C

HW All Transmission Plant Index, July 2009

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average
2009	531	-6.0%	4.0%	5.48%	4.7%
2008	565	9.1%	9.0%	8.73%	5.1%
2007	518	8.8%	8.1%	6.9%	4.2%
2006	476	9.2%	8.6%	5.3%
2005	436	6.3%	5.4%	4.0%
2004	410	10.2%	3.6%	4.0%
2003	372	-0.3%	1.1%	1.6%
2002	373	0.8%	3.4%
2001	370	2.8%	2.4%
2000	360	6.5%
1999	338	-2.0%
1998	345

	BLRA
	Filing	Update
	Jul-07	Jul-09

HW All Transmission Plant Index
One year	8.82%	-6.02%
Five Year	6.86%	5.48%

Appendix 4

Inflation Indices, Chart D

GDP Chained Price Index,  2009

SERIESTYPE	UNIT	SHORT LABEL	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009

Chained Price Index—Gross Domestic Product
U.S. Macro - 10 Year Baseline	(2005=100)	Chained price index-gross domestic product , Source: BEA , Units: index- 2005=100.0	88.65	90.65	92.11	94.10	96.77	100.00	103.26	106.22	108.48	109.86
Annual Percent change			2.17%	2.26%	1.61%	2.16%	2.84%	3.34%	3.26%	2.87%	2.13%	1.27%
3-Year Annual Percent change					2.01%	2.01%	2.20%	2.78%	3.14%	3.15%	2.75%	2.09%
5-Year Annual Percent change							2.21%	2.44%	2.64%	2.89%	2.88%	2.57%
10-Year Annual Percent change												2.39%
Consumer Price Index, All-Urban
U.S. Macro - 10 Year Baseline	Index	Consumer price index, all-urban , Source: BLS , Units: - 1982-84=1.00	1.72	1.77	1.80	1.84	1.89	1.95	2.02	2.07	2.15	2.14
Percent change			3.37%	2.82%	1.60%	2.30%	2.67%	3.37%	3.23%	2.86%	3.69%	-0.47%
3-Year Annual Percent change					2.59%	2.24%	2.19%	2.78%	3.09%	3.15%	3.26%	2.01%
5-Year Annual Percent change							2.55%	2.55%	2.63%	2.88%	3.16%	2.53%
10-Year Annual Percent change												2.54%
Producer Price Index—Finished Goods
U.S. Macro - 10 Year Baseline	(1982=1.0)	Producer price index-finished goods , Source: BLS , Units: index- 1982=1.0	1.38	1.41	1.39	1.43	1.49	1.56	1.60	1.67	1.77	1.72
Percent change			3.76%	1.94%	-1.30%	3.18%	3.98%	4.70%	2.56%	4.38%	5.99%	-2.82%
3-Year Annual Percent change					1.44%	1.26%	1.93%	3.95%	3.74%	3.87%	4.30%	2.44%
5-Year Annual Percent change							2.29%	2.48%	2.60%	3.76%	4.31%	2.91%
10-Year Annual Percent change												2.60%

	BLRA
	Filing	Update
	Jul-07	Jul-09

GDP Chained Price Index
One year	2.66%	1.27%
Five Year	2.81%	2.57%